UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities and Exchange Act 1934



Date of Report:  March 24, 1997

                            INTEGRAMED AMERICA, INC.
--------------------------------------------------------------------------------

               (Exact name of registrant as specified in charter)


                                    Delaware
--------------------------------------------------------------------------------

                 (State of other jurisdiction of incorporation)


         0-20260 and 1-11440                               06-1150326
--------------------------------------------------------------------------------
      (Commission File Numbers)               (IRS Employer Identification No.)


One Manhattanville Road, Purchase, NY                          10577
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone no. including area code: (914) 253-8000


Registrant's former name: IVF America, Inc.

                            INTEGRAMED AMERICA, INC.
                                   FORM 8-K/A
                        BAY AREA FERTILITY MEDICAL GROUP
                                TABLE OF CONTENTS

                               Items 7(a) and (b)


                                                                            PAGE

FINANCIAL INFORMATION

   Financial Statements

       Report of Independent Accountants..................................    3

       Balance Sheet as of December 31, 1996..............................    4

       Statement of Operations for the year ended December 31, 1996.......    5

       Statement of Cash Flows for the year ended December 31, 1996.......    6

       Notes to Financial Statements......................................  7-9

   Pro Forma Consolidated Financial Information (unaudited)

       Basis of Presentation..............................................   10

       Pro Forma Consolidated Balance Sheet as of December 31, 1996.......   11

       Pro Forma Consolidated Statement of Operations for the year
        ended December 31, 1996...........................................   12

SIGNATURES................................................................   13

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Bay Area Fertility Medical Group

         In our opinion, the accompanying balance sheet and related statements of operations and of cash flows present fairly, in all material respects, the financial position of the Bay Area Fertility Medical Group at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

         As discussed in Note 7 to the financial statements, on January 7, 1997, IntegraMed America, Inc. acquired certain assets of the Partnership and acquired the right to manage the Bay Area Fertility Medical Group, Inc., a California professional corporation ("Bay Area Fertility") which, effective with this transaction, became the successor to the Partnership's medical practice. Bay Area Fertility simultaneously entered into an Employment Agreement with each Physician pursuant to which each Physician will provide medical services, as defined.




Price Waterhouse LLP

Stamford, Connecticut
March 24, 1997

                        BAY AREA FERTILITY MEDICAL GROUP
                                  BALANCE SHEET

                                     ASSETS

                                                                December 31,
                                                                ------------
                                                                    1996
                                                                ------------

Current assets:
  Cash ........................................................   $  4,000
  Patient accounts receivable, less allowance for doubtful
    accounts of $12,000.......................................     127,000
  Other current assets ........................................     12,000
                                                                  --------

     Total current assets......................................    143,000

  Fixed assets, net ...........................................     29,000
                                                                  --------

     Total assets..............................................   $172,000
                                                                  ========

                        LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable.............................................   $  9,000
  Accrued profit sharing.......................................     15,000
  Other accrued liabilities....................................     10,000
  Patient deposits ............................................     71,000
                                                                  --------

     Total current liabilities.................................    105,000

Partners' capital .............................................     67,000
                                                                  --------

     Total liabilities and partners' capital...................   $172,000
                                                                  ========








               See accompanying notes to the financial statements.

                        BAY AREA FERTILITY MEDICAL GROUP
                             STATEMENT OF OPERATIONS



                                                                  For the
                                                                year ended
                                                               December 31,
                                                               ------------
                                                                   1996
                                                               ------------

Revenues, net (see Note 2)...............................       $2,097,000

Costs of services rendered ..............................          923,000
                                                                ----------

Contribution ............................................        1,174,000

General and administrative expenses .....................          228,000
                                                                ----------

Net income...............................................       $  946,000
                                                                ==========




















               See accompanying notes to the financial statements.

                        BAY AREA FERTILITY MEDICAL GROUP
                             STATEMENT OF CASH FLOWS



                                                                    For the
                                                                   year ended
                                                                  December 31,
                                                                  ------------
                                                                      1996
                                                                  ------------
Cash flows from operating activities:
  Net income.....................................................   $946,000
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities:
    Depreciation and amortization................................     19,000
  Changes in assets and liabilities--
    (Increase) decrease in assets:
      Patient accounts receivable................................    (10,000)
    Increase (decrease) in liabilities:
      Accounts payable...........................................     (6,000)
      Accrued profit sharing.....................................      4,000
      Other accrued liabilities..................................      5,000
      Patient deposits...........................................    (28,000)
                                                                    --------
Net cash provided by operating activities........................    930,000
                                                                    --------

Cash flows used in financing activities:
      Distributions to partners..................................   (926,000)
                                                                    --------
Net cash used in financing activities............................   (926,000)
                                                                    --------

Net increase in cash.............................................      4,000
Cash at beginning of period......................................         --

Cash at end of period............................................   $  4,000
                                                                    ========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

      There was no significant interest paid and/or received in cash for the year ended December 31, 1996.

               See accompanying notes to the financial statements.

                        BAY AREA FERTILITY MEDICAL GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1 - THE PARTNERSHIP:

       The Bay Area Fertility Medical Group is a general California partnership (the "Partnership") established on January 1, 1992, which specializes in providing gynecology and infertility services. The Partnership is comprised of three professional corporations which are licensed to practice medicine in the state of California: Arnold Jacobson, M.D., Inc., Donald I. Galen, M.D., Inc., and Louis N. Weckstein, M.D., Inc. (the "Partners"). Each professional corporation has employed a physician, Arnold Jacobson, M.D., Donald I. Galen, M.D., and Louis N. Weckstein, M.D., (the "Physicians") respectively, to specialize in providing gynecology and infertility service.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Revenue and cost recognition -

       Revenues consist of service revenues for patients.

       Patient revenues are recorded on a net realizable basis after deducting contractual allowances and consist of patient fees collected by the Partnership for gynecology and infertility services performed by the Partnership. Patient revenues and related direct costs are recognized in the period in which the clinical and/or laboratory services are rendered. Net realization is dependent upon benefits provided by the patient's insurance policy or agreements between the Partnership and the third-party payor. Payments collected from patients in advance for services are included in patient deposits.

    Patient accounts receivable -

       Patient accounts receivable represent receivables from patients for medical services provided by the Partnership. Such amounts are recorded net of contractual allowances and estimated bad debts.

    Fixed assets -

       Fixed assets are valued at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. The Partnership periodically reviews the fair value of long-lived assets, the results of which have had no material effect on the Partnership's financial position or results of operation.

       When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposition is recognized as gain or loss. Routine maintenance and repairs are charged to expenses as incurred, while costs of betterments and renewals are capitalized.

    Income taxes -

       The Partnership is not subject to federal and state income taxes since income is taxed at the individual partner level.

                        BAY AREA FERTILITY MEDICAL GROUP
                    NOTES TO FINANCIAL STATEMENTS (continued)


    Use of estimates in the preparation of the financial statements -

       The preparation of these financial statements in conformity with generally accepted accounting principles requires management of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - FIXED ASSETS, NET:

       Fixed assets, net at December 31, 1996 consisted of the following (000's omitted):



  Furniture, office and other equipment.......................            $179
  Medical equipment...........................................             119
  Leasehold improvements......................................              29
                                                                         -----

        Total.................................................             327

  Less  - Accumulated depreciation and amortization...........            (298)
                                                                          ----
                                                                          $ 29
                                                                          ====

       Depreciation and amortization expense totaled $19,000 for the year ended December 31, 1996.

NOTE 4 - OPERATING LEASES:

       In January 1995, the Partnership entered into an operating lease for its main medical office space with the Partners individually, and on behalf of the Weckstein Family Trust, the Galen Family Trust and Jo-Ann Jacobson, respectively, the owners of such property.

       The Partnership also entered into an operating lease for additional medical office space from two of the Partners and, in turn, subleased a portion of such space to a third party. Effective in October 1996, the Partnership no longer used this space as an additional medical office and entered into a second sublease with a third party.

       For the year ended December 31, 1996, aggregate rental expense for medical office space was $230,000 which was higher than what the Partnership would have paid if the lessor had been an unrelated party. Rental income on the subleased office space totaled $33,000 in 1996.

NOTE 5 - RELATED PARTY TRANSACTIONS:

       Refer to Note 4 - Operating Leases.

                        BAY AREA FERTILITY MEDICAL GROUP
                    NOTES TO FINANCIAL STATEMENTS (continued)



NOTE 6 - PARTNER'S CAPITAL:

       During 1996, the following changes in Partners' capital were shared equally by the Partners (000's omitted):

                  Balance at January 1, 1996..............           $  47
                  Net income..............................             946
                  Distributions to Partners...............            (926)
                                                                      ----

                  Balance at December 31, 1996............           $  67
                                                                     =====

NOTE 7 - SUBSEQUENT EVENT:

       On January 7, 1997, IntegraMed America, Inc. (the "Company") acquired certain assets of the Partnership and acquired the right to manage the Bay Area Fertility and Gynecology Medical Group, Inc., a California professional corporation ("Bay Area Fertility") which, effective with this transaction, became the successor to the Partnership's medical practice. Bay Area Fertility simultaneously entered into an Employment Agreement with each Physician pursuant to which each Physician will provide medical services, as defined. The aggregate purchase price was approximately $2.0 million, of which $1.5 million was paid by the Company in cash and $0.5 million was paid in the form of the Company's Common Stock, or 333,333 shares of the Company's Common Stock, at closing. The other assets acquired by the Company primarily consisted of the name "Bay Area Fertility" and medical equipment and furniture and fixtures which will continue to be used by Bay Area Fertility in the provision of infertility and ART services.

                        BAY AREA FERTILITY MEDICAL GROUP
                    NOTES TO FINANCIAL STATEMENTS (continued)



                            INTEGRAMED AMERICA, INC.

             Unaudited Pro Forma Consolidated Financial Information
                              Basis of Presentation

         The transaction detailed below was accounted for by the purchase method of accounting and the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon the estimated fair values at the date of acquisition.

         On January 7, 1997, IntegraMed America, Inc.(the "Registrant") acquired certain assets of the Bay Area Fertility and Gynecology Medical Group, a California Partnership (the "Partnership"), and acquired the right to manage the Bay Area Fertility and Gynecology Medical Group, Inc., a California professional corporation which is the successor to the Partnership's medical practice ("Bay Area Fertility"). Located in San Ramon, California, Bay Area Fertility is one of California's premiere providers of infertility and assisted reproductive technology (ART) services. Founded in 1976, Bay Area Fertility was one of the first providers of ART services in California and today has one of the region's largest and most successful programs. Bay Area Fertility is currently under the medical leadership of Arnold Jacobson, MD, Donald Galen, MD, and Louis Weckstein, MD., (the "Physicians").

         The aggregate purchase price was approximately $2.0 million, of which $1.5 million was paid by the Registrant in cash and $0.5 million was paid in the form of the Registrant's Common Stock, or 333,333 shares of the Registrant's Common Stock, at closing. The Company funded the purchase price from proceeds raised in its public offering of Series A Cumulative Convertible Preferred Stock in May 1993. In determining the purchase price, the Registrant considered, among other factors, the past and projected revenues generated by Bay Area Fertility. In addition to the exclusive right to manage Bay Area Fertility, the Registrant acquired other assets which primarily consisted of the name "Bay Area Fertility" and medical equipment and furniture and fixtures which will continue to be used by Bay Area Fertility in the provision of infertility and ART services.

         Under long term employment agreements with Bay Area Fertility, the Physicians will provide medical services, as defined.

         The following unaudited pro forma consolidated statement of operations have been prepared by management based on the audited information for the year ended December 31, 1996 of the Partnership adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in the historical financial statements of the Company. Such adjustments include modifying the results to reflect operations as if the related exclusive management agreement had been consummated on January 1, 1996. Additional general corporate expenses which would have been required to support the operations of these new Network sites are not included in the pro forma results. The unaudited pro forma results may not be indicative of the results that would have occurred if the acquisition and management agreement had been in effect on the dates indicated or which may be obtained in the future.



                            INTEGRAMED AMERICA, INC.
                      Pro Forma Consolidated Balance Sheet
                             as of December 31, 1996
              (all amounts in thousands, except per share amounts)
                                   (unaudited)

                                                                                 Transaction     Pro Forma
                                                                  Historical     Adjustments   Consolidated
ASSETS
Current assets:
  Cash and cash equivalents ...................................     $3,761        $(1,500)(a)      $2,261
  Short term investments.......................................      2,000             --           2,000
  Patient accounts receivable, less allowance
     for doubtful accounts of $113 and $64 in 1996.............      2,770             --           2,770
  Management fees receivable, less allowance
     for doubtful accounts of $50,000 and $0 in 1996...........      1,249             --           1,249
  Other current assets ........................................      1,779             --           1,779
                                                                   -------      ---------         -------
          Total current assets ................................     11,559         (1,500)         10,059
                                                                   -------      ---------         -------
Fixed assets, net .............................................      3,186             29           3,215
Intangible assets, net.........................................      5,894          2,055           7,949
Other assets...................................................        211             --             211
                                                                   -------      ---------         -------
          Total assets.........................................    $20,850      $     584         $21,434
                                                                   =======      =========         =======

LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities:
  Accounts payable ............................................    $ 1,020             --         $ 1,020
  Accrued liabilities .........................................      1,652             --           1,652
  Due to Medical Providers.....................................        326             --             326
  Dividends accrued on Preferred Stock.........................        331             --             331
  Current portion of exclusive management rights obligation....        222             --             222
  Current portion of long-term debt............................        426             --             426
  Patient deposits ............................................        490             --             490
                                                                   -------      ---------         -------
       Total current liabilities ..............................      4,467             --           4,467
                                                                   -------                        -------
Exclusive management rights obligation.........................      1,213             --           1,213

Long-term debt.................................................        692             --             692
Shareholders' equity:
  Preferred Stock, $1.00 par value --
  3,165,644 shares authorized in 1996 - 2,500,000  undesignated;
     665,644 shares designated as Series A Cumulative
     Convertible of which 165,644 were issued and outstanding
     in 1996...................................................        166             --             166
  Common Stock,  $.01 par value -- 25,000,000 shares
     authorized;  9,230,557 shares issued and
     outstanding in 1996.......................................         92      $       3(b)           95
  Capital in excess of par ....................................     35,410            581(b)       35,991
  Accumulated deficit .........................................    (21,190)            --         (21,190)
                                                                   -------      ---------         -------

       Total shareholders' equity .............................     14,478            584          15,062
                                                                   -------      ---------         -------

       Total liabilities and shareholders' equity..............    $20,850      $     584         $21,434
                                                                   =======      =========         =======

(a) To record the cash payment for the purchase of certain assets and the exclusive right to manage Bay Area Fertility.


(b) To record the issuance of 333,333 shares of the Registrant's Common Stock for the purchase of certain assets and the exclusive right to manage Bay
     Area Fertility.



                            INTEGRAMED AMERICA, INC.

                 Pro Forma Consolidated Statement of Operations
                      for the Year Ended December 31, 1996
              (all amounts in thousands, except per share amounts)
                                   (unaudited)


                                                                                Transaction      Pro Forma
                                                              Historical        Adjustments    Consolidated

Revenues, net................................................    $18,343         $1,441(a)        $19,784
Medical Provider retainage...................................      2,680               --           2,680
                                                                 -------         --------         -------

Revenues after Medical Provider retainage....................     15,663            1,441          17,104
Costs of services rendered ..................................     12,398            1,151(b)       13,549
                                                                 -------         --------         -------

Network sites' contribution .................................      3,265              290           3,555
                                                                 -------         --------         -------

General and administrative expenses..........................      4,339               --           4,339
Research and development ....................................        323               --             323
Goodwill and exclusive management right amortization.........        331              103(c)          434
Interest income, net.........................................       (379)              75(d)         (304)
                                                                 -------         --------         -------
Total other expenses.........................................      4,614              178           4,792
                                                                 -------         --------         -------

(Loss) income before income taxes ...........................     (1,349)             112          (1,237)

Provision for income and capital taxes ......................        141               12             153
                                                                 -------         --------         -------

Net (loss) income............................................     (1,490)             100          (1,390)

Less: Dividends accrued on Preferred Stock...................        132               --             132
                                                                 -------         --------         -------

Net (loss) income applicable to Common Stock before
   consideration for induced conversion of Preferred Stock...    $(1,622)         $  100          $(1,522)
                                                                 =======          =======         =======

Net (loss) income per share of Common Stock before
   consideration for induced conversion of Preferred Stock...    $ (0.21)                         $ (0.19)
                                                                 =======                          =======

Net loss per share of Common Stock...........................    $ (0.68)                         $ (0.66)
                                                                 =======                          =======

Weighted average number of shares of Common Stock
   and Common Stock equivalents outstanding..................       7602            333(e)          7,935
                                                                ========       ========          ========

NOTE: Under the Bay Area Fertility management agreement, the Registrant receives as compensation for its management services a three-part management fee comprised of: i) a fixed percentage of net revenues, ii) reimbursed cost of services (costs incurred in managing Bay Area Fertility and any costs paid on behalf of Bay Area Fertility), and iii) a variable percentage of net revenues.
Direct costs incurred by the Registrant in performing its management services and costs incurred on behalf of Bay Area Fertility are recorded in cost of services.

(a) To record net revenues earned for the year ended December 31, 1996 under the Bay Area Fertility management agreement.

(b) To record cost of services incurred during the year ended December 31, 1996 under the Bay Area Fertility management agreement.

(c) To record amortization of exclusive management right, which is amortized over the twenty-year term of the Bay Area Fertility management agreement, for the year ended December 31, 1996.

(d) To record reduction in interest income due to assumption that the cash payment of $1.5 million for the purchase price occurred on January 1, 1996.

(e)  Assumes 333,333 shares were issued on January 1, 1996.


                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     INTEGRAMED AMERICA, INC.

                                     (Registrant)




Date:  March 24, 1997            By: /s/ Dwight P. Ryan
                                     ------------------

                                     Dwight P. Ryan
                                     Vice President and
                                     Chief Financial Officer
                                    (Principal Financial and Accounting Officer)